UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

NextCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38905	47-5231247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

(240) 399-4900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, NextCure, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with Michael Richman, its President and Chief Executive Officer, Steven P. Cobourn, its Chief Financial Officer, and Solomon Langermann, Ph.D., its Chief Scientific Officer. The Employment Agreements supersede the prior employment agreements between the Company and the executives.

The Employment Agreements provide for base salaries of $500,000 for Mr. Richman, $325,000 for Mr. Cobourn, and $375,000 for Dr. Langermann, subject to annual review and adjustment. The executives are also eligible to receive an annual cash bonus as determined by the Company’s board of directors in its sole discretion based upon, among other things, the achievement of pre-determined performance milestones, with a target bonus of 50% of base annual salary for Mr. Richman and 35% for each of the other executives.

The Employment Agreements provide that if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason (each as defined in the Employment Agreements), the executive will be entitled to, among other things, 12 months’ base salary in the case of Mr. Richman and nine months’ base salary in the case of Mr. Cobourn and Dr. Langermann, subject to the executive’s execution and non-revocation of a separation agreement and release of claims and, for the same period of time, each executive will also be able to elect to continue his health insurance coverage pursuant to “COBRA” at the Company’s expense. If the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within three months prior to, or 12 months following, a Change in Control (as defined in the NextCure, Inc. 2019 Omnibus Incentive Plan), the executive will receive these benefits for an extended period of time: 18 months for Mr. Richman and 12 months for each of Mr. Cobourn and Dr. Langerman.

The foregoing description of the Employment Agreements is a summary and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective July 27, 2020, between NextCure, Inc. and Michael Richman.

10.2	Employment Agreement, effective July 27, 2020, between NextCure, Inc. and Steven P. Cobourn.

10.3	Employment Agreement, effective July 27, 2020, between NextCure, Inc. and Solomon Langermann, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTCURE, Inc.
Date: July 31, 2020
/s/ Steven P. Cobourn
Steven P. Cobourn
Chief Financial Officer